UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
         |_|   Preliminary Proxy Statement
         |_|   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         |X|   Definitive Proxy Statement
         |_|   Definitive Additional Materials
         |_|   Soliciting Material Under Rule l4a-l2

                          STANDARD MOTOR PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules l4a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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








                          STANDARD MOTOR PRODUCTS, INC.
                              37-18 NORTHERN BLVD.
                        LONG ISLAND CITY, NEW YORK 11101


                                 APRIL 17, 2007


To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Standard Motor Products, Inc. to be held at the offices of JPMorgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, May 17, 2007 at 2:00 p.m. (Eastern Daylight Time).

         At the Annual Meeting, you will be asked to (a) elect eight directors and (b) ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for our 2007 fiscal year. The Board of Directors recommends that you vote "FOR" each of the above proposals. Please refer to the Proxy Statement for a detailed explanation of each of the proposals.

         The formal notice of the Annual Meeting, the Proxy Statement and the Proxy Card are enclosed. We have also enclosed a copy of our Annual Report to Stockholders, which includes our Form 10-K for our 2006 fiscal year.

         YOUR VOTE IS IMPORTANT! The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and invites you to attend the Annual Meeting in person. It is important, however, that your shares be represented at the Annual Meeting in any event, and for that reason, we ask that whether or not you expect to attend the Annual Meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. You should be aware that only votes cast "FOR" or "AGAINST" a proposal are used in determining the results of a vote.

         On behalf of the Board of Directors, I would like to thank you for your continued support of the Company. I look forward to seeing you at the Annual Meeting.


                                                   Sincerely,



                                                   /s/ LAWRENCE I. SILLS
                                                   ---------------------
                                                   Lawrence I. Sills
                                                   CHAIRMAN OF THE BOARD AND
                                                   CHIEF EXECUTIVE OFFICER

                          STANDARD MOTOR PRODUCTS, INC.
                              37-18 NORTHERN BLVD.
                        LONG ISLAND CITY, NEW YORK 11101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2007


TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held at the offices of JPMorgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, May 17, 2007 at 2:00 p.m. (Eastern Daylight Time). The Annual Meeting will be held for the following purposes:


         1. To elect eight directors of the Company, all of whom shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;


         2. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007; and


         3. To transact such other business as may properly come before the Annual Meeting.


         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on April 6, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at, the Annual Meeting or any adjournment thereof.

         Whether or not you plan to attend the Annual Meeting, please vote, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it in the pre-addressed envelope, to which no postage need be affixed, if mailed in the United States.

                                              By Order of the Board of Directors



                                              /S/ CARMINE J. BROCCOLE
                                              -----------------------
                                              Carmine J. Broccole
                                              VICE PRESIDENT GENERAL COUNSEL
                                              AND SECRETARY

Long Island City, New York
April 17, 2007

                          STANDARD MOTOR PRODUCTS, INC.
                              37-18 NORTHERN BLVD.
                        LONG ISLAND CITY, NEW YORK 11101

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2007


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 17, 2007 or at any adjournment thereof. Proxy material is being mailed on or about April 17, 2007 to the Company's 553 stockholders of record. The total number of shares of Common Stock outstanding and entitled to vote on April 6, 2007 was 18,762,234.

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

INFORMATION AS TO VOTING SECURITIES

         The close of business on April 6, 2007 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and vote at, the Annual Meeting. Holders of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on the record date.

         In order to conduct business at the Annual Meeting, our Bylaws require the presence in person or by proxy of stockholders holding a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the matters presented at the Annual Meeting. If a quorum is not present, a vote cannot occur, and our Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Proxy cards received by us but marked "Withheld," abstentions and broker non-votes will be included in the calculation of the number of shares considered in determining whether or not a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

VOTING AND REVOCATION OF PROXIES

         You can vote your shares by completing and returning a proxy card or by voting in person. If you hold your shares in "street name," you should provide your broker or other nominee with voting instructions to ensure that your shares are voted.

         The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. With respect to Proposal No. 2, stockholders may vote for or against the proposal. Stockholders should specify their choices on the accompany proxy card. In the absence of specific instructions, proxies so received will be voted: (1) "FOR" the election of the named nominees to the Company's Board of Directors; and (2) "FOR" the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm.

         Proxies are revocable at any time before they are exercised by (a) sending in a later-dated proxy (with the same or other instructions), (b) appearing at the Annual Meeting and voting in person, or (c) notifying the Secretary of the Company that the proxy is revoked via fax at 718-784-3284 or via mail to Carmine J. Broccole, Secretary, Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, NY 11101. If you hold shares through a bank or brokerage firm, you must contact that bank or firm to revoke any prior voting instructions.

VOTES REQUIRED

         Nominees receiving a plurality of the votes cast will be elected as directors. Proposal No. 2 requires the approval of the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Only those votes cast "FOR" or "AGAINST" a proposal are used in determining the results of a vote. An abstention or a broker non-vote shall not constitute a vote cast.

METHOD AND EXPENSE OF PROXY SOLICITATION

         The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

         The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the name of nominees, their expenses for sending proxy material to beneficial owners for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS


         At the Annual Meeting, eight directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless individual stockholders specify otherwise, each executed proxy will be voted "FOR" the election to the Board of Directors of the eight nominees named below, all of whom are currently directors of the Company.

         Due to the retirement of Kenneth A. Lehman from the Board of Directors in March 2007, there is currently one vacancy on our Board. The Nominating and Corporate Governance Committee of the Board of Directors is actively engaged in seeking a candidate to fill this vacancy. Vacancies may be filled by the vote of a majority of the Board.

INFORMATION REGARDING NOMINEES

         Each person listed below has consented to be named as a nominee and agreed to serve if elected. If any of those named are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee listed below unavailable.

                                                                             DIRECTOR
NAME OF DIRECTOR                     POSITION WITH THE COMPANY      AGE       SINCE
----------------                     -------------------------      ---       -----
Lawrence I. Sills.................   Chairman of the Board and
                                       Chief Executive Officer       67       1986
William H. Turner(1)(2)...........   Presiding Independent Director  67       1990
Robert M. Gerrity(1)(3)...........   Director                        69       1996
Arthur S. Sills...................   Director                        63       1995
Peter J. Sills....................   Director                        60       2004
Frederick D. Sturdivant(1)........   Director                        69       2001
Richard S. Ward(1)(4).............   Director                        66       2004
Roger M. Widmann(1)...............   Director                        67       2005

---------------
     (1) Member of the Company's Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee.

     (2)      Chairman of the Audit Committee.

     (3)      Chairman of the Compensation and Management Development Committee.

     (4)      Chairman of the Nominating and Corporate Governance Committee.


         LAWRENCE I. SILLS has served as our Chairman of the Board and Chief Executive Officer since December 2000 and has been a director of the Company since 1986. From 1986 to 2000, Mr. Sills served as our President and Chief Operating Officer. From 1983 to 1986, he served as our Vice President of Operations. Mr. Sills is the brother of Arthur S. Sills and Peter J. Sills, each a director of the Company, and is the father of Eric Sills, our Vice President Engine Management Division.

         WILLIAM H. TURNER has served as our Presiding Independent Director since January 2006 and as a director of the Company since May 1990. Since 2004, Mr. Turner has been the Dean of the College of Business at Stony Brook University. He is also a director of Ameriprise Financial, Inc., Franklin Electronic Publishers, Inc., Volt Information Sciences, Inc. and New Jersey Resources Corporation. Mr. Turner served as the Senior Partner of Summus Ltd., a consulting firm, from 2002 to 2004. From 1997 until 2002, he served in various capacities at PNC Bank NJ, including President, Chief Executive Officer and Chairman Northeast Region. He was President and Co-Chief Executive Officer of Franklin Electronic Publishers, Inc. from 1996 to 1997. Prior to that time, he was the Vice-Chairman, Chase Manhattan Bank and its predecessor, Chemical Banking Corporation.

         ROBERT M. GERRITY has served as a director of the Company since July 1996. Mr. Gerrity currently serves as the Chairman of the Industrial Group of Glencoe Capital, a private equity firm, and is a director and principal of Gerrity Partners, a consulting business. He is also a director of the Rimrock Corporation, Federal Signal Corporation and Polyair Inter Pack Inc. Mr. Gerrity served as Chairman and Chief Executive Officer of the Antrim Group, Inc. from 1996 to 2000. Prior to 1996, he served as Vice Chairman of New Holland, n.v., an agricultural and construction equipment company.

         ARTHUR S. SILLS has served as a director of the Company since October 1995. Mr. Sills was an educator and administrator in the Massachusetts school districts for thirty years prior to his retirement in 2000. Mr. Sills is the brother of Lawrence I. Sills and Peter J. Sills, and is the uncle of Eric Sills.

         PETER J. SILLS has served as a director of the Company since July 2004 and from December 2000 until May 2004. Mr. Sills is a writer and was an attorney. Mr. Sills is the brother of Arthur S. Sills and Lawrence I. Sills, and is the uncle of Eric Sills.

         FREDERICK D. STURDIVANT has served as a director of the Company since December 2001. Mr. Sturdivant has been an independent consultant and a Visiting Professor at the Warrington College of Business at the University of Florida since 2002. Mr. Sturdivant was Chairman of Reinventures LLC from 2000 to 2002. From 1998 to 2000, he was Executive Managing Director of Navigant Consulting. From 1996 to 1998, he was President of Index Research and Advisory Services, a subsidiary of Computer Sciences Corporation. After completing his PhD at Northwestern University, Mr. Sturdivant held professorships at the University of Southern California, University of Texas at Austin, the Harvard Business School, and an endowed chair at Ohio State University.

         RICHARD S. WARD has served as a director of the Company since July 2004. He is a private investor and legal consultant. From 1969 until 1998, he served in various capacities at ITT Corporation, including Executive Vice President and General Counsel, and served as a member of the ITT Management Committee. In 2000 Mr. Ward served as Chairman of the Large, Complex Case Committee of the American Arbitration Association. Prior to 1998, Mr. Ward served as a director of STC, plc, a British telecommunications company, and ITT Sheraton Corporation.

         ROGER M. WIDMANN has served as a director of the Company since May 2005. Mr. Widmann is also a director of Paxar Corporation and Cedar Shopping Centers, Inc. He currently serves as a director of the March of Dimes of Greater New York, a director of Oxfam America, a senior moderator of the Executive Seminar (Humanities) at The Aspen Institute, and a senior mentor of the Henry Crown Fellowship Program. He previously served as Chairman of the Board of Lydall, Inc., a manufacturing company, from 1974 to 2004 and was a principal of Tanner & Co., Inc., an investment banking firm, from 1997 to 2004. Prior to that time, he was Senior Managing Director of Chemical Securities Inc. (now JPMorgan Chase Corporation).

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.


                                   PROPOSAL 2


                       RATIFICATION OF GRANT THORNTON LLP

         The Audit Committee of our Board of Directors plans to appoint Grant Thornton LLP as the Company's independent registered public accounting firm to audit its consolidated financial statements for the 2007 fiscal year. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so and is asking stockholders to ratify the appointment of Grant Thornton LLP. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

         FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND NON-AUDIT FEES

         The following table presents fees for professional services rendered by Grant Thornton LLP, our principal accountants, in the fiscal years ended December 31, 2006 and 2005:

                                                       2006              2005
                                                       ----              ----
Audit fees...................................       $2,202,329        $2,621,100
Audit-related fees (1).......................          266,859           111,625
Tax fees (2).................................           81,135           175,425
All other fees...............................               --                --
                                                    ----------        ----------
     Total...................................       $2,550,323        $2,908,150
                                                    ==========        ==========

-----------------
(1) Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.
(2) Tax fees consist primarily of U.S. and international tax compliance and planning.

         It is the policy of the Audit Committee to pre-approve any audit and non-audit services provided to the Company by its independent auditors. All of the fees paid to the Company's independent auditors described above were for services pre-approved by the Audit Committee.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 2007 by:

     o each person known by the Company to own beneficially more than 5% of the Company's Common Stock;
     o    each director and nominee for director of the Company;
     o our principal executive officer, principal financial officer and each of our other most highly compensated executive officers named in the Summary Compensation Table below; and
     o    all directors and officers as a group.

                                                                    AMOUNT AND
                                                                     NATURE OF
                                                                    BENEFICIAL        PERCENTAGE
NAME AND ADDRESS                                                    OWNERSHIP (1)      OF CLASS
----------------                                                    ---------          --------
GAMCO Investors, Inc.............................................. 2,076,766 (2)        10.9%
   One Corporate Center
   Rye, NY
Peter J. Sills.................................................... 1,650,932 (3)         8.8
Arthur S. Sills................................................... 1,619,441 (4)         8.7
Dimensional Fund Advisors Inc..................................... 1,562,984 (5)         8.4
   1299 Ocean Avenue
   Santa Monica, CA
Marilyn F. Cragin................................................. 1,323,524 (6)         7.1
Bears Stearns Asset Management, Inc............................... 1,234,102 (7)         6.6
   383 Madison Avenue
   New York, NY
Arthur D. Davis................................................... 1,189,542 (8)         6.3
Lawrence I. Sills................................................. 1,064,916 (9)         5.7
Susan F. Davis....................................................   946,253 (10)        5.0
John P. Gethin....................................................    63,733 (11)          *
James J. Burke....................................................    55,915 (12)          *
William H. Turner.................................................    29,017 (13)          *
Robert M. Gerrity.................................................    25,181 (14)          *
Dale Burks........................................................    24,577 (15)          *
Frederick D. Sturdivant...........................................    23,493 (16)          *
Richard S. Ward...................................................    11,936 (17)          *
Roger M. Widmann..................................................    11,257 (18)          *
Carmine J. Broccole...............................................     3,348 (19)          *
Directors and Officers as a group (eighteen persons).............. 3,374,824 (20)        17.8%

-----------------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.


(1) Applicable percentage of ownership is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 18,691,910, which is the number shares of Common Stock outstanding as of March 15, 2007, plus that number of additional shares, if any, which may be acquired through the exercise of options or convertible debentures within 60 days of March 15, 2007. Beneficial ownership is calculated based on the requirements of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, shares of Common Stock subject to options and our convertible debentures held by that person that are currently exercisable or exercisable within 60 days of March 15, 2007 are deemed outstanding. Regarding our convertible debentures, at March 15, 2007 our convertible debentures were convertible into 31.068 shares of Common Stock for each $1,000 of convertible debentures converted and the conversion price for our convertible debentures was equivalent to approximately $32.19 per share. Shares subject to options or our


                                      -7-

     convertible debentures, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting power and sole investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the address of each individual listed in the table is c/o Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York.

     In footnotes 3, 4 and 9, where more than one director of our company is a co-trustee of a trust or co-director of a foundation, and shares voting power and investment power with another director with respect to a certain number of shares, such shares are counted as being beneficially owned by each director who shares such voting power and investment power. However, in computing the aggregate number of shares owned by directors and officers in footnote 20, these same shares are only counted once.

(2) The information for GAMCO Investors, Inc. and certain of its affiliates ("GAMCO") is based solely on an amendment to its Schedule 13D filed with the SEC on January 30, 2007, wherein GAMCO states that it beneficially owns an aggregate of 2,076,766 shares of our Common Stock. GAMCO states that it has sole voting power for 2,065,226 shares and has sole investment power for 2,076,766 shares.

(3) Includes 1,056,619 shares of Common Stock, of which: (a) 289,687 shares are held as co-trustee with Lawrence I. Sills and Arthur S. Sills, for which Peter J. Sills has shared voting and investment power; and (b) 766,932 shares are held by the Sills Family Foundation, Inc., of which Peter J. Sills is a director and officer and shares voting and investment power with, among others, Arthur S. Sills. In his capacity as a trustee and director of the foundation, Peter J. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.

(4) Includes 1,056,619 shares of Common Stock, of which: (a) 289,687 shares are held as co-trustee with Lawrence I. Sills and Peter J. Sills, for which Arthur S. Sills has shared voting and investment power; and (b) 766,932 shares are held by the Sills Family Foundation, Inc., of which Arthur S. Sills is a director and officer and shares voting and investment power with, among others, Peter J. Sills. In his capacity as a trustee and director of the foundation, Arthur S. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.

(5) The information for Dimension Fund Advisors Inc. ("Dimension") is based solely on an amendment to its Schedule 13G filed with the SEC on February 9, 2007, wherein Dimension states that it beneficially owns an aggregate of 1,562,984 shares of our Common Stock. Dimension states that it has sole voting and sole investment power for all of such shares.

(6) The information for Marilyn Cragin is based solely on her Schedule 13D filed with the SEC on February 25, 2005, wherein Ms. Cragin states that she beneficially owns an aggregate of 1,323,524 shares of our Common Stock. Ms. Cragin states that she has sole voting and sole investment power for 667,794 shares and has shared voting and investment power for 655,730 shares.

(7) The information for Bear Stearns Asset Management Inc. ("Bear Stearns") is based solely on its Schedule 13G filed with the SEC on February 13, 2007, wherein Bear Stearns states that it beneficially owns an aggregate of 1,234,102 shares of our Common Stock. Bear Stearns states that it has sole voting power of 605,430 shares, shared voting and investment power of 217,321 shares, and sole investment power of 612,656 shares.

(8) The information for Arthur D. Davis is based on his Schedule 13D filed with the SEC on February 25, 2005 and subsequent information provided by Mr. Davis to us. Mr. Davis states that he beneficially owns an aggregate of 1,189,542 shares of our Common Stock. Mr. Davis states that he has sole voting and sole investment power for 456,745 shares and has shared voting and investment power for 732,797 shares.

(9) Includes 356,248 shares of Common Stock, of which: (a) 289,687 shares are held as co-trustee with Arthur S. Sills and Peter J. Sills, for which Lawrence I. Sills has shared voting and investment power; (b) 2,812 shares are owned by Mr. Sills' wife; and (c) 63,749 shares are held by Lawrence I. Sills which were subject to options exercisable within 60 days of March 15, 2007. In his capacity as a trustee and for shares of stock held by his wife, Lawrence I. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act.


                                      -8-


(10) The information for Susan F. Davis is based solely on her Schedule 13D filed with the SEC on February 25, 2005, wherein Ms. Davis states that she beneficially owns an aggregate of 946,253 shares of our Common Stock. Ms. Davis states that she has sole voting and sole investment power for 195,936 shares and has shared voting and investment power for 750,317 shares.

(11) Includes options to purchase 45,041 shares of Common Stock.

(12) Includes options to purchase 38,250 shares of Common Stock.

(13) Includes options to purchase 15,400 shares of Common Stock.

(14) Includes options to purchase 15,400 shares of Common Stock.

(15) Includes options to purchase 20,050 shares of Common Stock.

(16) Includes options to purchase 7,400 shares of Common Stock.

(17) Includes options to purchase 2,000 shares of Common Stock.

(18) Includes options to purchase 2,000 Shares of Common Stock.

(19) Includes options to purchase 1,500 shares of Common Stock.

(20) Includes options to purchase 252,490 shares of Common Stock.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from our directors and executive officers that no other reports were required during the fiscal year ended December 31, 2006, the Company believes that all Section 16(a) filing reports applicable to the Company's directors and officers were timely filed.

                              CORPORATE GOVERNANCE

         The Company's Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange. In particular:

     o    The Board has adopted Corporate Governance Guidelines;

     o The Board has appointed a Presiding Independent Director, who is independent under the New York Stock Exchange standards and applicable Securities and Exchange Commission rules.

     o A majority of the Board is independent, and each member of the Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee is independent under the New York Stock Exchange standards and applicable Securities and Exchange Commission rules.

     o The Board has adopted charters for each of the Committees of the Board and the Presiding Independent Director;

     o The Company's Corporate Governance Guidelines provide that the independent directors meet periodically in executive session without management and that the Presiding Independent Director chairs the executive sessions;

     o Interested parties are able to make their concerns known to non-management directors or the Audit Committee by e-mail or by mail (see "Communications to the Board" below);

     o The Company has a Corporate Code of Ethics that applies to all company employees, officers and directors and a Whistleblower Policy with a hotline available to all employees; and

     o The Company has established stock ownership guidelines that apply to its independent directors and executive officers.

         Certain information relating to corporate governance matters can be viewed at WWW.SMPCORP.COM. Copies of the Company's (1) Corporate Governance Guidelines, (2) charters for the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and the Presiding Independent Director, and (3) Corporate Code of Ethics and Whistleblower Policy are available on the Company's website. Copies will also be provided to any stockholder free of charge upon written request to the Secretary of the Company at 37-18 Northern Blvd., Long Island City, NY 11101.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         In 2006 the total number of meetings of the Board of Directors, including regularly scheduled and special meetings, was five. All of our directors attended at least 75% of the meetings of the Board and the Committees during the period for which he was a director in 2006.

         The Company encourages all Board members to attend its Annual Meeting of Stockholders. All Directors were present at the 2006 Annual Meeting of Stockholders held on May 18, 2006.

         The Board currently has three committees: an Audit Committee, a Compensation and Management Development Committee, and a Nominating and Corporate Governance Committee. The members of each committee consist of all of our independent directors: William H. Turner (Chairman of the Audit Committee and Presiding Independent Director), Robert M. Gerrity (Chairman of the Compensation and Management Development Committee), Frederick D. Sturdivant, Richard S. Ward (Chairman of the Nominating and Corporate Governance Committee), and Roger M. Widmann. In addition, Kenneth A. Lehman was an independent director and a member of each of these Committees until his retirement in March 2007.

AUDIT COMMITTEE

         The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company, reviews with the independent auditors the scope and results of the Company's audits, pre-approves the professional services furnished by them to the Company, and reviews their management letter with comments on the Company's internal accounting controls. The Audit Committee held five meetings in 2006.

         The Board of Directors has determined that each committee member is financially literate and independent. In addition, the Board has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board has also determined that William H. Turner, the Audit Committee's Chairman, meets the Securities and Exchange Commission criteria of an "audit committee financial expert."

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

         The Compensation and Management Development Committee's function is to approve the compensation packages of the Company's officers, to administer the Company's equity incentive plans, to review the Company's overall compensation policies, to review the performance, training and development of Company management in achieving corporate goals and objectives, and to oversee the Company's management succession planning. The Compensation and Management Development Committee held three meetings in 2006.

         The Compensation and Management Development Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages. The Committee may, at its discretion, solicit the input of our executive officers (including our Chief Executive Officer) or any independent consultant or advisor in satisfying its responsibilities.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Nominating and Corporate Governance Committee's function is to assist the Board of Directors in discharging and performing the duties and responsibilities of the Board with respect to corporate governance, including:

     o The identification and recommendation to the Board of individuals qualified to become or continue as directors;
     o The continuous improvement in corporate governance policies and practices;
     o    The annual self-assessment of the performance of the Board;
     o    The recommendation of members for each committee of the Board; and
     o    The compensation arrangements for members of the Board.

         The Nominating and Corporate Governance Committee held four meetings in 2006. The Nominating and Corporate Governance Committee has the exclusive authority and responsibility to determine all aspects of director compensation. The Committee may, in its discretion, solicit the input of any independent consultant or advisor in satisfying its responsibilities.

         Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making nominations, the Nominating and Corporate Governance Committee seeks candidates who possess (1) the highest level of integrity and ethical character, (2) strong personal and professional reputation, (3) sound judgment, (4) financial literacy, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) an appreciation for board and team performance, (8) the commitment to devote the time necessary for Board activities, (9) skills in areas that will benefit the Board, and (10) the ability to make a long-term commitment to serve on the Board.

         In recommending candidates for election to the Board, the Nomination and Corporate Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Committee would recommend the candidate for consideration by the full Board. The Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

           Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. In order for stockholder candidates to be considered, written notice of such stockholder recommendation
(a) must be provided to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, and (b) must contain the name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating person's ownership of Company stock. Both stockholder proposed candidates and other candidates identified and evaluated by the Nominating and Corporate Governance Committee must comply with the procedures, and meet the qualification of directors, as outlined in the Charter of the Committee and the Bylaws of the Company. To recommend a prospective nominee for the Nomination and Corporate Governance Committee's consideration, submit the candidate's name and qualifications to the Secretary of the Company at 37-18 Northern Blvd., Long Island City, NY 11101.

PRESIDING INDEPENDENT DIRECTOR

         The Presiding Independent Director of the Company is William H. Turner, who also serves as the Chairman of our Audit Committee. The term of the Presiding Independent Director is three years. The role of the Presiding Independent Director is to aid and assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company.

COMMUNICATIONS TO THE BOARD

         Stockholders and other interested parties may communicate with the Board of Directors or individual directors pursuant to the procedures established by the Nominating and Corporate Governance Committee from time to time. The Nominating and Corporate Governance Committee shall review such correspondence that first is delivered to the attention of the Secretary of the Company at 37-18 Northern Blvd., Long Island City, NY 11101, which correspondence the Secretary will forward to the Committee. The Nominating and Corporate Governance Committee shall have the discretion to distribute only such correspondence to the Board or individual members of the Board that the Committee determines in good faith has a valid business purpose or is otherwise appropriate for the Board or individual member thereof to receive.

CORPORATE CODE OF ETHICS

         The Board of Directors of the Company has adopted a Corporate Code of Ethics to (1) promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest, (2) promote full, fair, accurate, timely and understandable disclosure, (3) promote compliance with applicable laws and governmental rules and regulations, (4) ensure the protection of the Company's legitimate business interests, including business opportunities, assets and confidential information, and (5) deter wrongdoing. The Corporate Code of Ethics is available on the Company's website at WWW.SMPCORP.COM.

DIRECTOR INDEPENDENCE

         The Board of Directors has affirmatively determined that each member of the Board and committees thereof, other than Lawrence I. Sills, Arthur S. Sills and Peter J. Sills, is independent under the criteria established by the New York Stock Exchange and the Securities and Exchange Commission for independent board members. In that regard, the Board considered whether any director has, and generally has not had in the most recent three years, any material relationships with the Company, including any affiliation with our independent auditors.

DIRECTOR COMPENSATION

         The following table sets forth the compensation paid by the Company to our non-employee directors in 2006.


                                                FEES EARNED      STOCK
                                                  OR PAID        AWARDS     ALL OTHER
NAME                                              IN CASH (1)      (2)     COMPENSATION     TOTAL
----                                              -------        ------    ------------     -----
William H. Turner..............................   $ 87,500      $ 32,550  $      -       $ 120,050
Frederick D. Sturdivant........................     52,000        27,550   14,000(3)        93,550
Robert M. Gerrity..............................     60,000        27,550         -          87,550
Richard S. Ward................................     50,000        37,550         -          87,550
Kenneth A. Lehman (5)..........................     55,000        27,550         -          82,550
Roger M. Widmann...............................     50,000        27,550         -          77,550
Arthur S. Sills................................      6,000             -   12,096(4)        18,096
Peter J. Sills.................................      5,000             -   12,096(4)        17,096

----------------
     (1) Includes (a) the cash portion of the annual retainer paid to independent directors, (b) the annual retainer paid each Chairman of our Committees of the Board, and (c) fees for director attendance at Board and Committee meetings.

     (2) Represents the value in accordance with SFAS 123(R) of (a) the Company Common Stock received by an independent director as part of his annual retainer, (b) any portion of the annual cash retainer which an independent director chose to take in Company Common Stock, and (c) shares of restricted stock granted to each independent director.

          The number of outstanding stock awards and option awards held by each independent director at December 31, 2006 are set forth below:

                                              OUTSTANDING         OUTSTANDING
                                                STOCK               OPTION
          NAME                                 AWARDS               AWARDS
          ----                                 ------               ------
          William H. Turner..................  1,000                15,400
          Robert M. Gerrity..................  1,000                15,400
          Kenneth A. Lehman..................  1,000                11,400
          Frederick D. Sturdivant............  1,000                 7,400
          Richard S. Ward....................  1,000                 2,000
          Roger M. Widmann...................  1,000                 2,000

     (3) Represents fees for consulting services provided to the Company by such director, which services were authorized by the Board in connection with the preparation of the Company's strategic plans.

     (4)  Represents the value of medical benefits provided to such directors.

     (5) Kenneth A. Lehman retired from the Board in March 2007. The 1,000 shares of restricted stock granted to Mr. Lehman in May 2006, which shares are reflected in the "Stock Awards" column above, have been forfeited since he retired prior to the vesting date of such shares.

         For 2006, the annual cash retainer for each independent director was $35,000, of which any portion can be taken in Company Common Stock at the discretion of each director; in 2006 Mr. Turner and Mr. Ward elected to receive $5,000 and $10,000, respectively, of such retainer in Company Common Stock. In addition, each independent director receives on the date of each annual meeting of stockholders an automatic restricted stock award of 1,000 shares, and an additional award of Common Stock valued at $20,000, based on the fair market value of the Company's Common Stock as of the date of the annual stockholder meeting. Independent director restricted stock grants vest one year after the grant date, so long as the director remains continuously in office. Independent directors are also eligible to receive other types of awards under the 2006 Omnibus Incentive Plan, but such awards are discretionary. In the event of a merger or asset sale, vesting of all of the shares of restricted stock will accelerate, and such shares will become vested in full.

         In 2006 William H. Turner received an additional annual retainer of $20,000 and $7,500 for his services as our Presiding Independent Director and Chairman of the Audit Committee, respectively. Robert M. Gerrity, as Chairman of our Compensation and Management Development Committee, and Richard S. Ward, as Chairman of our Nominating and Corporate Governance Committee, each received an additional annual retainer of $5,000 for their services as Chairman of such Committees. Non-employee directors also received $1,000 for each Board and Committee meeting they attend and are reimbursed for meeting expenses. In addition, Arthur S. Sills and Peter J. Sills are covered under the Company's medical plan. Lawrence I. Sills, being an officer of the Company, received no payment for the fulfillment of his directorial responsibilities; please refer to the Summary Compensation Table for disclosure regarding Mr. Sills' compensation. In addition, in connection with providing certain consulting services on behalf of, and at the authorization of, the Board, Frederick D. Sturdivant received compensation of $14,000 plus expenses for assisting the Company in developing its long term strategic plans.

POLICY ON POISON PILLS

         The Company does not have a poison pill and is not presently considering the adoption of such a device. If the Company were ever to adopt a stockholder rights agreement, the Company would seek prior stockholder approval, unless due to time constraints or other reasons, the Board, in the exercise of its fiduciary responsibilities, determines that it would be in the best interests of stockholders to adopt a stockholder rights agreement before obtaining stockholder approval. If the Company's Board were ever to adopt a stockholder rights agreement without prior stockholder approval, the Board would submit such agreement to stockholders for ratification within one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         All members of the Board's Compensation and Management Development Committee during 2006 were independent directors, and none of them were employees or former employees of the Company. During 2006, no executive officer of the Company served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Company's Compensation and Management Development Committee or Board of Directors.

                             MANAGEMENT INFORMATION

         Our officers, and their ages and positions as of March 15, 2007, are:


NAME                                    AGE                      POSITION
----                                    ---                      --------
Lawrence I. Sills(1)...............      67        Chairman of the Board and
                                                       Chief Executive Officer
John P. Gethin(1)..................      58        President and Chief Operating Officer
James J. Burke(1)..................      51        Vice President Finance and Chief Financial
                                                       Officer
Carmine J. Broccole................      41        Vice President General Counsel and Secretary
Dale Burks.........................      47        Vice President Temperature Control Division
Robert Kimbro......................      52        Vice President Distribution Sales
Ray Nicholas.......................      43        Vice President Information Technology
Eric Sills.........................      38        Vice President Engine Management Division

Thomas S. Tesoro...................      52        Vice President Human Resources
Luc Gregoire.......................      47        Corporate Controller and Chief Accounting
                                                       Officer
Robert H. Martin...................      60        Treasurer and Assistant Secretary

----------------
     (1)  Member of the Office of Chief Executive.


         LAWRENCE I. SILLS has served as our Chief Executive Officer and Chairman of the Board since 2000 and has been a director of the Company since 1986. From 1986 to December 2000, Mr. Sills served as our President and Chief Operating Officer. From 1983 to 1986, he served as our Vice President of Operations. Mr. Sills is the brother of Arthur S. Sills and Peter J. Sills, each of whom are directors of the Company, and is the father of Eric Sills, our Vice President Engine Management Division.

         JOHN P. GETHIN has served as our President and Chief Operating Officer since December 2000. From 1997 to 2000, Mr. Gethin served as our Senior Vice President of Operations. From 1998 to 2003, he served as the General Manager of our Temperature Control Division. From 1995 to 1997, Mr. Gethin was our Vice President and General Manager of EIS Brake Parts Division (a former business unit of ours).

         JAMES J. BURKE has served as our Vice President Finance and Chief Financial Officer since 1999. From 1998 to 1999, Mr. Burke served as our Director of Finance, Chief Accounting Officer. From 1993 to 1997, he served as our Corporate Controller.

         CARMINE J. BROCCOLE has served as our Vice President General Counsel and Secretary since January 2006 and was our General Counsel from August 2004 to January 2006. Prior to such time, Mr. Broccole was a Partner of Kelley Drye & Warren LLP.

         DALE BURKS has served as our Vice President Temperature Control Division since September 2006. From July 2003 to September 2006, Mr. Burks served as our General Manager - Temperature Control Division. From 1984 until 2003, he served in various capacities for our company including Director - Sales & Marketing, Regional Manager and Territory Manager.

         ROBERT KIMBRO has served as our Vice President Distribution Sales since September 2006. Since 1984, Mr. Kimbo served in a variety of sales capacities in our company, most recently as Regional Sales Manager for the East Region beginning January 1997.

         RAY NICHOLAS has served as our Vice President Information Technology since September 2006. From 1990 until September 2006, Mr. Nicholas served as the Manager and Director of Information Systems for our Temperature Control Division.

         ERIC SILLS has served as our Vice President Engine Management Division since September 2006. From 1991 until September 2006, Mr. Sills served in various capacities in our company, most recently as General Manager, LIC Operations, Director of Product Management, and Plant Manager, Oxygen Sensor Business Unit. He is the son of Lawrence I. Sills and the nephew of Arthur S. Sills and Peter J. Sills.

         THOMAS S. TESORO has served as our Vice President Human Resources since September 2006 after joining our company in July 2006. From 1999 to July 2006, Mr. Tesoro served as Senior Vice President of Human Resources for Vertrue Inc. Prior to such time, he served in a variety of senior human resources related positions for a number of Fortune 500 companies.

         LUC GREGOIRE has served as our Corporate Controller and Chief Accounting Officer since July 2005. From 1992 to 2005, Mr. Gregoire served in various capacities for Merck & Co., Inc., most recently as Controller of the Human Health Europe, Middle East & Africa. Prior to such time, he was a Partner of Arthur Andersen.

         ROBERT H. MARTIN has served as our Treasurer and Assistant Secretary since 1999. From 1993 to 1999, Mr. Martin served as the Controller of our Engine Management Division. From 1989 to 1993, he was the Division Controller of one of our subsidiaries.

OFFICE OF CHIEF EXECUTIVE

         The Company has established the Office of the Chief Executive to strengthen the executive management structure of the Company. The Office of Chief Executive is primarily responsible for the development of policy, strategy and quality assurance, and the provision of leadership. Its functions also include (a) supporting and providing timely and quality advice to the Chief Executive Officer; (b) promoting the policies of the Company; and (c) improving communications between management, customers, the Board of Directors and stockholders. The Office of Chief Executive is comprised of Lawrence I. Sills, our Chairman and Chief Executive Officer, John P. Gethin, our President and Chief Operating Officer, and James J. Burke, our Vice President Finance and Chief Financial Officer.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

         OVERVIEW. Our Compensation and Management Development Committee of the Board of Directors (the "Committee") is responsible for, among other things, (1) reviewing the overall goals, policies, objectives and structure of our executive compensation programs, (2) approving the compensation packages of the Company's executive officers, and (3) administering the Company's equity incentive plans. In performing its duties, the Committee may, in its discretion, solicit the input of any of our executive officers (including our Chief Executive Officer), any of our other employees, or any other independent consultant or advisor.


         PRIMARY OBJECTIVES OF COMPENSATION.Our executive compensation program is designed to (1) attract, motivate and retain exceptional talent whose abilities are critical to the Company's long-term success, (2) maintain a portion of the executive's total compensation at risk, tied to achievement of annual and long-term financial, organizational and management performance goals, and (3) provide variable compensation incentives directly linked to the performance of the Company and improvement in stockholder return so that executives manage from the perspective of owners with an equity stake in the Company. In this regard, the levels of executive compensation established by the Committee are designed to be competitive with the median compensation available to other executives in comparable companies.

         The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives, perquisites and other benefits. Our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer generally participate in the same executive compensation plans and arrangements available to the other executive officers; however, they have a larger percentage of their target variable compensation based upon performance criteria relating to the Company's strategic goals.

         While the elements of compensation are considered separately, the Committee also considers the complete compensation package provided by the Company to the individual executive to ensure that it will be effective in motivating and incentivizing such executive and to assess its competitiveness at other comparable companies. We determine the appropriate levels of our total compensation, and each compensation element, based on several factors, such as our overall performance, each executive's individual performance, the desire to maintain internal equity and consistency among our executives, and other considerations that we deem to be relevant. In addition, we generally do not retain compensation consultants to review our policies and procedures with respect to executive compensation. We conduct annual informal benchmark reviews of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based in part on publicly available resources and surveys and other databases to which we subscribe. In 2006, we also engaged Hewitt Associates, an independent consulting firm, to assist us in reviewing our equity compensation program. We have not currently adopted any formal or informal policy for allocating compensation between long-term and short-term, between cash and non-cash, or among the different forms of non-cash compensation.

         BASE SALARY. Base salaries for our executive officers are determined by evaluating the responsibilities of the position, the experience of the individual, and the competitive marketplace. We believe that our base salaries are an important element of our executive compensation program because they provide our executives with a steady income stream that is not contingent upon our overall performance. Generally, we believe that executive base salaries should be set near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies. We believe that maintaining base salary amounts at or near the industry median minimizes competitive disadvantage, while avoiding paying amounts in excess of what we believe to be necessary to motivate executives to meet corporate goals.

         Base salaries for executive officers are reviewed typically in January of each year, at the time of a promotion, upon a change in level of responsibilities, or when competitive circumstances may require review. Any increase in base salary is dependent upon the Company's performance and individual performance. The salaries of our executive officers are set by the Committee and may be based on the recommendations of our Chief Executive Officer, except with respect to his own salary. Our Chief Executive Officer is not compensated for his services as a director and Chairman of the Board.

         For 2006, the base salaries of our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer remained the same as their respective 2005 base salaries because the Committee determined that a salary increase was not appropriate due to the Company not achieving certain strategic performance targets in 2005. However, the Committee approved increases in the year-over-year annual base salaries for our other named executive officers in view of their contributions to the Company.

         ANNUAL BONUS. We utilize annual incentive cash bonuses to reward each of our named executive officers when we achieve certain company-level financial objectives under our EVA program (as described below) and the applicable executive officer achieves certain individual performance objectives (or MBO goals). Our annual cash bonuses are designed to more immediately reward our executives for their performance during the most recent year. We believe that the immediacy of these cash bonuses, in contrast to our equity grants which vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives, and thus our company-level objectives. We believe our cash bonuses are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.

         Near the beginning of each year, annual target cash bonuses are determined as a percentage of each executive officer's total cash compensation for the fiscal year. The target bonuses are set at levels that, upon achievement of 100% of the target amount, are likely to result in bonus payments that the Committee believes to be at or near the median for target bonus amounts for comparable companies; however, actual bonuses may be higher or lower based upon achievement of MBO and EVA goals. The Committee reviews and approves a detailed set of individual MBO goals (which are generally quantifiable performance objectives) initially prepared by management. Individual MBO goals, for example, might include developing strategic opportunities, developing our executive team, or improving operating efficiency and cost position. At the beginning of the following year, the Committee determines the level of achievement for each MBO goal of each executive and, together with the company-level financial achievements based on our EVA program, final bonuses are determined.

         With respect to company-level financial objectives, the Company utilizes an Economic Value Added (EVA) based bonus program to more closely align executive compensation to continuous improvements in corporate performance and increases in stockholder value. Simply stated, EVA is equal to net operating profit after tax, less a charge for the cost of capital. Bonuses tied to EVA are such that increasing EVA year over year will be favorable for the Company's stockholders as well as those whose compensation is based on EVA. In the event of decreasing EVA, bonuses will be negative (up to a maximum of 100%). EVA bonuses earned in any one year may not necessarily be paid out in full. In order to promote longer-term stockholder improvement and to keep part of an executive's bonus at risk, the entire bonus structure is monitored through a "banking" feature. The "bank" allows only a portion of the year's earnings to be paid out in any given year. Specifically, in a year with positive EVA an executive officer may receive only up to 130% of their target EVA amount plus one-third of any remaining EVA balance, with the remaining two-thirds of any EVA balance deposited into an executive officer's "bank." Due to this feature, it is possible to receive a nominal bonus in a poor year only because an executive has a bank upon which to draw. It is also possible to completely exhaust the bank or create a negative bank. In the case of a negative bank, bonuses tied to EVA would not be paid until the bank is once again positive. However, the Committee may in its discretion reset negative bank balances to zero in order to preserve an incentive for continuous effort in future years. For 2006, bank balances for our named executive officers were set at negative 100%, other than for Dale Burks who had a zero bank balance carried over from 2005. Accordingly, the bonuses paid to our named executive officers in 2006 were reduced by the following amounts due to their negative bank balances: (1) $227,500 for Lawrence
I. Sills; (2) $175,000 for John P. Gethin; (3) $140,000 for James J. Burke; and
(4) $32,480 for Carmine J. Broccole.

         Under the EVA bonus program, the 2006 bonuses of our named executive officers are based on a range of 65% or greater on year-over-year improvement in Company EVA and the remaining 35% or less on MBO goals approved by the Committee. Earned MBO bonuses are paid out in full each year.

         In the event of a financial restatement in a downward direction, the Committee has not considered whether it would attempt to recover bonuses paid to our executive officers based on our restated financial performance.

         LONG-TERM INCENTIVE PROGRAMS. As part of the Company's compensation program, the Committee grants equity stock to the Company's executive officers and other key employees. We believe that equity grants provide our executive officers with a strong link to our long-term performance goals, create an ownership culture, and closely align the interests of our executive officers and our stockholders. In addition, the vesting feature of our equity grants should aid officer retention because this feature provides an incentive to our executive officers to remain in our employ during the vesting period. In determining the size of equity grants to our executive officers, the Committee considers our company-level performance, the applicable executive officer's performance, comparative share ownership of our competitors, the amount of equity previously awarded to the applicable executive officer, the vesting of such awards, and the recommendations of management and any other consultants or advisors that the Committee may choose to consult.

         STOCK OPTION PLANS. Prior to 2006, the primary form of equity compensation that we awarded to our executive officers consisted of incentive stock options. We selected this form of equity compensation because of the favorable accounting and tax treatments and the expectation by our executives that they would receive stock options. We granted stock options to our executive officers under our 1994 Omnibus Stock Option Plan and 2004 Omnibus Stock Plan.

         Under the 1994 Omnibus Stock Option Plan, we granted stock options which become exercisable over a three to five year period and expire at the end of five years following the date they become exercisable. Under the 2004 Omnibus Stock Plan, we granted stock options which become exercisable over a three to five year period and expire at the end of ten years following the date of grant. Our board of directors has determined not to grant any additional stock options under these plans. However, these plans will continue to govern the terms and conditions of the outstanding awards granted under such plans.

         Historically, stock options for our executive officers were granted in installments, such that the exercise price of the initial installment was equal to the fair market value of our Common Stock on the date of grant and the exercise price of the remaining one to three installments were either (a) one dollar above the prior installment or (b) equal to 110% of the fair market value of our Common Stock on the date of grant. Stock options had vesting periods of two to four years. We spread the vesting of our options over a period of time to compensate our executives for their contribution over a period of time and as a retention tool. In addition, we increased the exercise price of the stock options after the initial installment as an additional incentive to our executives. Our stock options may be accelerated automatically upon the death or disability of an optionee or upon a "change in control" of the Company.

         We typically granted stock options once per year or every other year. It is our policy to ensure that we do not award stock options in connection with the release, or the withholding, of material non-public information, and that the exercise price of all stock options is equal to or greater than the fair market value of our Common Stock on the date of grant.

         2006 OMNIBUS INCENTIVE PLAN. Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive. As a result, we assessed the desirability of granting restricted stock awards and performance share awards to our executive officers and other key employees and concluded that such awards would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. Because shares of restricted stock have a defined value at the time the restricted stock grants are issued, restricted stock grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. In addition, we provide performance shares to our executive officers because we believe that their contributions to the Company have a direct relationship to the achievement of the Company's strategic goals.

         In May 2006, we granted our executive officers restricted stock and performance shares under our 2006 Omnibus Incentive Plan ("Incentive Plan"). The Incentive Plan also permits the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock units, and other stock-based awards to our officers, directors, employees and consultants. However, we currently only intend to grant restricted stock and performance shares under the Incentive Plan. Each restricted stock award issued under the

Incentive Plan is subject to a three year vesting schedule. If an executive officer ceases to remain employed with the Company before the end of the vesting period, such person shall forfeit the entire restricted stock award. Restricted stock awards may become immediately vested in full in cases of death, retirement at or after age 65, total disability (as determined by the Committee in its sole discretion), or upon a "change in control" of the Company.

         We also awarded our executive officers performance shares under the Incentive Plan in amounts initially comparable to the number of shares of restricted stock issued to such executives, although the actual number of performance shares awarded may be higher or lower. In order for the performance shares to be earned, the Company must achieve certain performance target goals at the end of the three-year performance period covered by the awards. The performance share awards are also subject to a three-year vesting period. The target performance goals are based on the achievement of a certain level of earnings before taxes of the Company. The amount of performance shares actually awarded to an executive officer depends on the level of the performance goal achieved, and the performance goals are scaled so that the recipient can receive part of an award in the event that acceptable, but not the desired, results are achieved. We believe that the achievement of the 100% of performance target is achievable with diligent performance by all executives of the Company.

         It is our intent to grant restricted stock and performance shares once per year on the date of our Annual Meeting of Stockholders. It is our policy to ensure that we do not award equity grants in connection with the release, or the withholding, of material non-public information, and that the grant value of all equity awards is equal to the fair market value on the date of grant.

         STOCK OWNERSHIP GUIDELINES. We established stock ownership guidelines for our executive officers. Our guidelines provide that executive officers are expected to own and hold a number of shares of Company Common Stock with a value that represents either (a) 50 percent of their base salary, with respect to the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, or (b) 30 percent of their base salary, with respect to each of the other executive officers of the Company. Stock ownership levels should be achieved by each executive officer within a period of time as determined at the discretion of the Committee. We do not allow our executive officers to hedge the economic risk of their stock ownership.

         TERMINATION-BASED COMPENSATION. As discussed in more detail in the "Severance and Change of Control Arrangements" section below, our executive officers are eligible to receive termination-related benefits under the Company's Supplemental Unemployment Benefit Plan (which is available to all eligible employees) and Supplemental Executive Retirement Plan. In addition, John P. Gethin, our President and Chief Operating Officer, and James J. Burke, our Vice President Finance and Chief Financial Officer, are entitled to certain benefits upon the termination of their respective employment pursuant to Severance Compensation Agreements, Retention Bonus and Insurance Agreements and the Supplemental SERP. As stated previously, our stock option plans and our Incentive Plan have provisions that would accelerate the vesting of stock options and restricted stock upon certain events, including a change of control of the Company. We believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance-based. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

         RETIREMENT PLANS. SERP. The Company has established a Supplemental Executive Retirement Plan for our executive officers and other eligible employees. The purpose of this plan is to enable the Company to supplement the benefits under the Company's 401(k) Capital Accumulation/Profit Sharing Plan as well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred to some future period. An eligible employee may irrevocably elect to defer receipt of (a) all or a portion of their bonus for the year and (b) their base compensation which would otherwise be payable for the applicable plan year up to a maximum of 50%. In addition, the Company generally makes an annual cash contribution into the SERP on behalf of each participant.

         SUPPLEMENTAL SERP. The Company maintains an unfunded supplemental SERP for eligible employees. The only participants in this plan at the current time are John P. Gethin and James J. Burke. The supplemental SERP provides that, upon attainment of a participant's normal retirement age (i.e., 60 years of age), the participant shall be entitled to 50% of such participant's highest average annual base salary plus bonus in three of the last five years of service. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause, such participant will forfeit his benefits under the supplemental SERP. The benefits under this plan are in addition to benefits payable to participants under the Company's 401(K) Capital Accumulation Plan and SERP.

         ESOP. Our executive officers are eligible to receive Company Common Stock pursuant to our Employee Stock Ownership Plan, which is available for all eligible employees. This stock grant plan gives our executives an opportunity to share directly in the growth of the Company through stock ownership. Currently, a total of 750,000 shares of Common Stock have been set aside for distribution over a 10-year period beginning in 1999. The Company's stock contributions for the current calendar year are made in the first quarter of such year. Typically, the Company makes a contribution to the ESOP in a sufficient amount to permit an allocation of the number of shares necessary (exclusive of forfeitures) up to the market value of 2% of the gross annual cash compensation of all eligible participants. Under the plan, each participant must comply with a seven year vesting schedule.

         RETIREE MEDICAL BENEFITS. The Company has a retiree medical benefit plan for eligible employees. Lawrence I. Sills is currently eligible to receive benefits under this plan, and James J. Burke and Dale Burks will become eligible to receive benefits under this plan if they remain employees of the Company for one and three additional years, respectively. The plan provides medical coverage (which is secondary to Medicare) to such executive officers beginning at the age of 65 and remains in effect as long as such executive officers continue to make the same contributions as made by active employees. In 2005, the Company changed the plan such that no employee hired after January 1, 1995 would be eligible under the plan. Accordingly, none of our other executive officers are eligible to receive any benefits under this plan.

         PERQUISITES AND OTHER BENEFITS. We provide our executive officers certain perquisites and other benefits. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. The primary perquisite for our executive officers is allowances for leasing an automobile. In addition, we maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, accidental death and dismemberment insurance, dental insurance, 401(K) Capital Accumulation/Profit Sharing plan and an employee stock purchase plan. In particular circumstances, we also utilize cash signing bonuses when certain executives join us. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances.


                           REPORT OF THE COMPENSATION
                      AND MANAGEMENT DEVELOPMENT COMMITTEE

         The Compensation and Management Development Committee of the Board of Directors has reviewed and discussed the Company's Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement.

                                                     COMPENSATION AND MANAGEMENT
                                                     DEVELOPMENT COMMITTEE

                                                     Robert M. Gerrity, Chairman
                                                     Frederick D. Sturdivant
                                                     William H. Turner
                                                     Richard S. Ward
                                                     Roger M. Widmann

EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid by the Company during fiscal 2006 to our principal executive officer, our principal financial officer and our other most highly compensated executive officers as defined in the regulations of the Securities and Exchange Commission (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                 CHANGE
                                                                               IN PENSION
                                                                               VALUE AND
NAME                                                                          NONQUALIFIED
AND                                                                             DEFERRED           ALL
PRINCIPAL                                                          STOCK      COMPENSATION        OTHER
POSITION                             YEAR    SALARY    BONUS (1) AWARDS (2)   EARNINGS (3)    COMPENSATION     TOTAL
                                                                                                   (4)
----------------------------------  ------- ---------- --------------------- --------------- ---------------------------

Lawrence I . Sills...............    2006   $ 403,000  $ 298,594  $ 13,800         $   -        $33,453        $748,847
    Chief Executive Officer and
    Chairman of the Board

John P. Gethin...................    2006     503,000    229,688    12,938       506,262         43,965       1,295,853
    President and Chief
    Operating Officer

James J. Burke...................    2006     403,000    183,750    12,938             0         34,513         634,201
    Vice President Finance and
    Chief Financial Officer

Carmine J. Broccole..............    2006     263,000    120,865    11,168             -         18,987         414,020
    Vice President General
    Counsel and Secretary

Dale Burks.......................    2006     253,000    120,411    11,168             -         12,452         397,031
    Vice President Temperature
    Control Division

 -----------------
     (1) The amounts in this column constitute the annual cash bonus awards and take into account any reductions as a result of applicable negative EVA bank balances. See related discussion in the "Compensation Discussion and Analysis" section above. In addition, Mr. Broccole received $15,000 as the deferred portion of his signing bonus.

     (2) The amounts in this column represent the SFAS 123(R) compensation cost we recognized in 2006 for the restricted stock awards. For a discussion of the valuation assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. Please see "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End" for more information regarding our stock awards.

     (3) We do not pay "above market" interest on non-qualified deferred compensation, therefore, this column reflects pension accruals only. The amounts shown are attributable to the change in the actuarial present value of the accumulated benefit under our Supplemental SERP at December 31, 2006 as compared to December 31, 2005. For Mr. Burke, the change in actuarial present value of the accumulated benefit was a decrease of $7,358. Messrs. Gethin and Burke are the only participants of the Supplemental SERP. Please see "Pension Benefits" for more information.

     (4) The amounts in this column represent (a) car allowances for leased automobiles, (b) Company contributions to the 401(K) Capital Accumulation/Profit Sharing Plan, ESOP and SERP programs on behalf of the Named Executive Officers, and (c) Company payments for life insurance premiums for Messrs. Gethin and Burke. The amount attributable to each perquisite for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such officer.

         The following table sets forth certain information with respect to stock awards granted to the Named Executive Officers during 2006. The Company does not have any non-equity incentive award plans and therefore has omitted the corresponding columns.


                           GRANTS OF PLAN-BASED AWARDS


                                                     ESTIMATED FUTURE PAYOUTS
                                                      UNDER EQUITY INCENTIVE               ALL OTHER STOCK
                                                          PLAN AWARDS (1)                 AWARDS: NUMBER OF
                                 GRANT                                                    SHARES OF STOCK OR  GRANT DATE
                                 DATES  THRESHOLD (#)       TARGET (#)       MAXIMUM (#)    UNITS (#) (2)     FAIR VALUE(3)
                                 -----  -------------       ----------       -----------    -------------     ----------

Lawrence I. Sills...............5/18/06    1,000               2,000            4,000                           $ 13,800
                                5/18/06                                                           2,000           13,800

John P. Gethin..................5/18/06      938               1,875            3,750                           $ 12,938
                                5/18/06                                                           1,875           12,938

James J. Burke..................5/18/06      938               1,875            3,750                           $ 12,938
                                5/18/06                                                           1,875           12,938

Carmine J. Broccole.............5/18/06      250                500             1,000                             $3,450
                                5/18/06                                                             500            3,450
                                9/1/06       375                750             1,500                              7,718
                                9/1/06                                                              750            7,718

Dale Burks......................5/18/06      250                500             1,000                             $3,450
                                5/18/06                                                             500            3,450
                                9/1/06       375                750             1,500                              7,718
                                9/1/06                                                              750            7,718

 -----------------
     (1) These columns reflect threshold, target and maximum payout levels for performance share awards granted under our 2006 Omnibus Incentive Plan. The performance share awards have a three year vesting period and performance target goals relating to the Company's earnings before taxes measured at the end of a three year period. To the extent that the Company does not achieve the threshold level of earnings before taxes at the end of the measuring period, no performance shares will be issued. Holders of performance share awards are not entitled to stockholder rights, including voting rights or dividends. Additional information regarding our 2006 Omnibus Incentive Plan is included in the "Compensation Discussion and Analysis" section above.

     (2) This column reflects the number of shares of restricted stock issued under our 2006 Omnibus Incentive Plan. Shares of restricted stock have a three year vesting period and are not entitled to dividends; however, holders of restricted stock are entitled to voting rights. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire restricted stock award shall be forfeited. These awards are also described in the "Outstanding Equity Awards at Fiscal Year-End" below.

     (3) The SFAS 123(R) value of these awards is $6.90 per share at target for awards granted on May 18, 2006 and $10.29 per share at target for awards granted on September 1, 2006.

     The following table summarizes the equity awards that we have made to our Named Executive Officers which are outstanding as of December 31, 2006.


                                        OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END



                                                    Option Awards                                     Stock Awards (1)
                                 ------------------------------------------------- -------------------------------------------------

                                                                                                                           Equity
                                                                                                                          Incentive
                                                                                                              Equity         Plan
                                                                                                             Incentive      Awards:
                                                                                                               Plan        Market or
                                                                                                              Awards:       Payout
                                                                                                             Number of     Value of
                                                                                                   Market     Unearned     Unearned
                                  Number of     Number of                             Number of   Value of     Shares,      Shares,
                                 Securities    Securities                             Shares or   Shares or    Units        Units
                                 Underlying    Underlying                             Units of    Units of    or Other     or Other
                                 Unexercised   Unexercised     Option      Option    Stock That  Stock That  Rights That    Rights
                       Grant       Options       Options      Exercise    Exercise    Have Not    Have Not    Have Not    That Have
Name                   Date      Exercisable  Unexercisable    Price        Date       Vested    Vested(2)     Vested     Not Vested
----                   ----      -----------  -------------    -----        ----       ------    ---------     ------     ----------
Lawrence I. Sills     5/27/1999     8,333                    $ 24.84(3)   5/27/2007
                      5/18/2000     8,333                      10.29(4)   5/18/2007
                      5/18/2000     8,333                      11.29(3)   5/18/2008
                      2/14/2003     6,667                      13.74(5)   2/14/2009
                      2/14/2003     6,667                      14.74(4)   2/14/2010
                      2/14/2003     6,666                      15.74(3)   2/14/2011
                      5/24/2004     6,250                      13.55(5)   5/24/2014
                      5/24/2004     6,250                      14.91(4)   5/24/2014
                      5/19/2005     6,250                      10.55(5)   5/19/2015
                      5/19/2005                 6,250          11.61(4)   5/19/2015
                      5/18/2006                                                        2,000      $  29,960     2,000     $  29,960

John P. Gethin        5/27/1999     6,666                    $ 24.84(3)   5/27/2007
                      5/18/2000     3,500                      10.29(4)   5/18/2007
                      5/18/2000     7,500                      11.29(3)   5/18/2008
                      2/14/2003     6,000                      13.74(5)   2/14/2009
                      2/14/2003     6,000                      14.74(4)   2/14/2010
                      2/14/2003     6,000                      15.74(3)   2/14/2011
                      5/24/2004     5,625                      13.55(5)   5/24/2014
                      5/24/2004     5,625                      14.91(4)   5/24/2014
                      5/19/2005     5,625                      10.55(5)   5/19/2015
                      5/19/2005                 5,625          11.61(4)   5/19/2015
                      5/18/2006                                                        1,875      $  28,088     1,875     $  28,088

James J. Burke        7/3/2000      5,000                    $ 24.84(3)   5/27/2007
                      5/18/2000     5,000                      10.29(4)   5/18/2007
                      5/18/2000     5,000                      11.29(3)   5/18/2008
                      2/14/2003     4,000                      13.74(5)   2/14/2009
                      2/14/2003     4,000                      14.74(4)   2/14/2010
                      2/14/2003     4,000                      15.74(3)   2/14/2011
                      5/24/2004     3,750                      13.55(5)   5/24/2014
                      5/24/2004     3,750                      14.91(4)   5/24/2014
                      5/19/2005     3,750                      10.55(5)   5/19/2015
                      5/19/2005                 3,750          11.61(4)   5/19/2015
                      5/18/2006                                                        1,875      $  28,088     1,875     $  28,088



                                                    Option Awards                                     Stock Awards (1)
                                 ------------------------------------------------- -------------------------------------------------

                                                                                                                           Equity
                                                                                                                          Incentive
                                                                                                              Equity         Plan
                                                                                                             Incentive      Awards:
                                                                                                               Plan        Market or
                                                                                                              Awards:       Payout
                                                                                                             Number of     Value of
                                                                                                   Market     Unearned     Unearned
                                  Number of     Number of                             Number of   Value of     Shares,      Shares,
                                 Securities    Securities                             Shares or   Shares or    Units        Units
                                 Underlying    Underlying                             Units of    Units of    or Other     or Other
                                 Unexercised   Unexercised     Option      Option    Stock That  Stock That  Rights That    Rights
                       Grant       Options       Options      Exercise    Exercise    Have Not    Have Not    Have Not    That Have
Name                   Date      Exercisable  Unexercisable    Price        Date       Vested    Vested(2)     Vested     Not Vested
----                   ----      -----------  -------------    -----        ----       ------    ---------     ------     ----------

Carmine J. Broccole   5/19/2005     1,500                    $ 10.55(5)   5/19/2015
                      5/19/2005                 1,500          11.61(4)   5/19/2015
                      5/18/2006                                                        1,250      $  18,725     1,250     $  18,725

Dale Burks            5/18/2000     2,000                    $ 10.29(4)   5/18/2007
                      5/18/2000     2,000                      11.29(3)   5/18/2008
                      2/14/2003     1,600                      13.74(5)   2/14/2009
                      2/14/2003     1,600                      14.74(4)   2/14/2010
                      2/14/2003     1,600                      15.74(3)   2/14/2011
                      5/24/2004     3,750                      13.55(5)   5/24/2014
                      5/24/2004     3,750                      14.91(4)   5/19/2014
                      5/19/2005     3,750                      10.55(5)   5/19/2015
                      5/19/2005                 3,750          11.61(4)   5/19/2015
                      5/18/2006                                                        1,250       $ 18,725     1,250     $ 18,725

 -----------------
     (1) Shares of restricted stock vest on the third anniversary of the date of grant. Performance shares vest on the third anniversary of the date of grant, provided that certain performance goals have been met at the end of the three year measuring period. Please refer to the "Compensation Discussion and Analysis" section above for additional information regarding equity awards granted under our 2006 Omnibus Incentive Plan.

     (2) The market value is based on the closing price of the Company's Common Stock of $14.98 per share as of December 29, 2006 (the last trading day of 2006).

     (3)  These options vest on the third anniversary of the date of grant.

     (4)  These options vest on the second anniversary of the date of grant.

     (5)  These options vest on the first anniversary of the date of grant.

         The following table provides additional information about the value realized by our Named Executive Officers on option award exercises during the year ended December 31, 2006. Since there were no stock awards that vested for any Named Executive Officer during 2006, the corresponding columns have been omitted.

                        OPTION EXERCISES AND STOCK VESTED


                                                  OPTION AWARDS
                              --------------------------------------------------
                                  NUMBER OF SHARES            VALUE REALIZED
NAME                            ACQUIRED ON EXERCISE            ON EXERCISE
----                            --------------------            -----------

Lawrence I. Sills.............            -                           -

John P. Gethin................          7,500                      $20,484

James J. Burke................            -                           -

Carmine J. Broccole...........            -                           -

Dale Burks....................            -                           -

         The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under our Supplemental SERP as of December 31, 2006.

                                PENSION BENEFITS

                                                         NUMBER OF YEARS
                                                             CREDITED          PRESENT VALUE OF        PAYMENTS DURING
NAME                                PLAN NAME (1)          SERVICES (2)     ACCUMULATED BENEFIT (3)    LAST FISCAL YEAR
----                                ---------              --------         -------------------        ----------------

Lawrence I. Sills..............           -                     -                        -                     -

John P. Gethin.................   Supplemental SERP             12             $ 3,701,058                   $ 0

James J. Burke.................   Supplemental SERP             27               1,367,620                     0

Carmine J. Broccole............           -                     -                        -                     -

Dale Burks.....................           -                     -                        -                     -

 -----------------
     (1) The Supplemental SERP is an unfunded supplemental retirement program for eligible employees. The Supplemental SERP provides that, upon attainment of a participant's normal retirement age (i.e., 60 years of age), the participant shall be entitled to 50% of such participant's highest average annual base salary plus bonus in three of the last five years of service. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause, such participant will forfeit his benefits under the Supplemental SERP. Please refer to the "Compensation Discussion and Analysis" section above and the "Severance and Change of Control Arrangements" section below for additional information regarding our Supplemental SERP.

     (2) The number of years of credited service reflects the Named Executive Officer's actual service with us. We do not credit additional years of service under the Supplemental SERP, other than as may be required under the respective Severance Compensation Agreements with Messrs. Gethin and Burke.

     (3) The amounts reflected in this column represent the benefit the Named Executive Officer has accrued based upon his salary and the number of years of credited service as of December 31, 2006.

       The following table shows the aggregate earnings and balances for each of our Named Executive Officers under our Supplemental Executive Retirement Plan as of December 31, 2006.


                       NONQUALIFIED DEFERRED COMPENSATION

                                       EXECUTIVE     REGISTRANT      AGGREGATE       AGGREGATE         AGGREGATE
                                     CONTRIBUTIONS  CONTRIBUTIONS    EARNINGS       WITHDRAWALS/        BALANCE
NAME                                 IN LAST FY (1)IN LAST FY (2) IN LAST FY (3)    DISTRIBUTION      AT LAST FYE
----                                 -----------   -----------    -----------       ------------      -----------

Lawrence I . Sills...................   $143,513      $15,583       $285,789             $ -          $2,784,831

John P. Gethin.......................          -       18,398         70,331               -             680,200

James J. Burke.......................          -       12,467         21,100               -             205,328

Carmine J. Broccole..................          -        1,157            110               -               1,267

Dale Burks...........................          -        2,597          3,817               -              37,207

-----------------

     (1) The Supplemental Executive Retirement Plan contributions were based on the officer's deferral election, and were reported under the "Salary" and "Bonus" amounts shown in the Summary Compensation Table for 2006. Please refer to the "Compensation Discussion and Analysis" section above and the "Severance and Change of Control Arrangements" section below for additional information regarding our Supplemental Executive Retirement Plan.

     (2) The amounts shown in this column are reflected in the Summary Compensation Table as part of the "All Other Compensation" amount for 2006.

     (3) Earnings are not above market and therefore are not reportable in the Summary Compensation Table.


                      EQUITY COMPENSATION PLAN INFORMATION

       The following table presents a summary of shares of Company Common Stock that may be issued under our existing equity plans.


                                            NUMBER OF SECURITIES TO      WEIGHTED AVERAGE      NUMBER OF SECURITIES
                                            BE ISSUED UPON EXERCISE     EXERCISE PRICE OF       REMAINING AVAILABLE
                                            OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     FOR FUTURE ISSUANCE
                                              WARRANTS AND RIGHTS      WARRANTS AND RIGHTS         UNDER EQUITY
PLAN CATEGORY                                                                                   COMPENSATION PLANS
-------------                               ----------------------     --------------------    ----------------------
Equity compensation plans approved by
security holders (1)....................         1,084,673 (2)                $13.61                  606,225

Equity compensation plans not
approved by security holders............              -                         -                        -
                                            ----------------------     --------------------    ----------------------

All plans...............................         1,084,673 (2)                $13.61                  606,225
                                            ======================     ====================    ======================

-----------------
     (1) Represents shares of the Company's Common Stock issued or issuable (a) under the 2006 Omnibus Incentive Plan and (b) upon exercise of options outstanding under our 1994 Omnibus Stock Option Plan, 1996 Independent Outside Directors' Stock Option Plan, 2004 Omnibus Stock Option Plan and 2004 Independent Outside Directors' Stock Option Plan.

     (2) This amount includes options to purchase 990,898 shares of the Company's Common Stock issuable under our several stock option plans and 93,775 shares of restricted stock and performance shares issued or issuable under our 2006 Omnibus Incentive Plan. Since the restricted stock and performance shares have no exercise price, they are not included in the weighted average exercise price calculation in the table above.

                  SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

SEVERANCE COMPENSATION AGREEMENTS

         In December 2001, the Company entered into Severance Compensation Agreements with each of John P. Gethin and James J. Burke. The agreements provide that if a change in control of the Company occurs, and within 12 months thereafter the executive's employment is terminated by the Company without cause or by the executive for certain specific reasons, then the executive will receive severance payments and certain other benefits. The specific reasons which allow the executive to resign and receive the benefits are: (1) a reduction or change in status, position or reporting responsibility; (2) a reduction in the executive's annual rate of base salary; and (3) relocation of more than 15 miles from the Company's current office.

         If the executive resigns for one of the specific reasons, or is terminated without cause, the executive will be entitled to receive: (1) a severance payment equal to three times his base salary plus standard bonus, payable over a two year period on a pro rata, semi-monthly basis; (2) continued participation for a period of thirty six months in group medical, dental and/or life insurance plans; (3) an immediate three years of additional service credit for all purposes under the Company's Supplemental Compensation Plan and any other applicable welfare plans; (4) exclusive use of a company automobile for the duration of the lease then in effect; (5) outplacement services; and (6) accelerated vesting of any unvested options.

         For purposes of these agreements, a change in control of the Company means the occurrence of any of the following events: (1) a sale of all or substantially all of the assets of the Company to any person or group other than certain designated individuals; (2) any person or group, other than certain designated individuals, become the beneficial owner or owners of more than 50 percent of the total voting stock of the Company, including by way of merger, consolidation or otherwise; or (3) Lawrence I. Sills ceases to be the Chairman of the Board or the Chief Executive Officer of the Company.

RETENTION BONUS AND INSURANCE AGREEMENTS

         In December 2006, the Company entered into Retention Bonus and Insurance Agreements with each of John P. Gethin and James J. Burke. The agreements provide among other things: (1) agreement by each officer to remain an employee of the Company for a term of not less than three additional years after such officer reaches the age of 60 (the "Extension Period"); (2) additional compensation to each officer comprised of one year's salary plus any applicable bonus at par payable in a lump sum; and (3) extension of the life insurance policies for each of the officers during the Extension Period. The bonus payable under these agreements would be forfeited in the event that the officer's employment is terminated for any reason, other than a disability, in which case the officer shall be entitled to a pro rata bonus calculated as provided in the respective agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

         The Company has established a Supplemental Executive Retirement Plan
(SERP) for our executive officers and other eligible employees. The purpose of this plan is to enable the Company to supplement the benefits under the Company's 401(K) Capital Accumulation/Profit Sharing Plan as well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred to some future period. To the extent that an eligible employee retires or is terminated, their accounts in the SERP shall be paid either in a lump sum or over a period not to exceed ten years, at the election of the employee. In the event of a change of control of the Company, the Company shall, as soon as possible, but in no event longer than 60 days following the change of control event, make an irrevocable contribution to the trust account in the amount that is sufficient to pay each SERP participant or beneficiary the benefits to which SERP participants or their beneficiaries would be entitled pursuant to the terms of the SERP as of the date on which the change of control event occurred. Upon a change of control event, each participant's account shall be fully vested.

SUPPLEMENTAL SERP

         The Company maintains a Supplemental SERP for John P. Gethin and James
J. Burke. The supplemental SERP provides that, upon attainment of a participant's normal retirement age (i.e., 60 years of age), the participant shall be entitled to 50% of such participant's highest average annual base salary plus bonus in three of the last five years of service. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause, such participant will forfeit his benefits under the supplemental SERP. The benefits under the Supplemental SERP are in addition to benefits payable to participants under the Company's 401(K) Capital Accumulation Plan and SERP. Benefits under the Supplemental SERP will be paid from general corporate funds in the form of a single life annuity and are not subject to any deduction for Social Security or other offset amounts.

2006 OMNIBUS INCENTIVE PLAN

         As previously discussed in the "Compensation Discussion and Analysis" section above, we granted our Named Executive Officers shares of restricted stock. Under the terms of the 2006 Omnibus Incentive Plan, any unvested shares of restricted stock shall immediately vest upon death, retirement at or after the age of 65, total disability, or upon a change in control of the Company. For purposes of the Incentive Plan, a "change of control" means any of the following events:

     (a) Any person, other than certain designated persons, become the beneficial ownership of 20% or more of the total voting stock of the Company;
     (b) Individuals who constitute the Board as of May 18, 2006 cease for any reason to constitute at least a majority of the Board, other than in certain circumstances;
     (c) Consummation of a reorganization, merger, or consolidation of the Company or a sale or other disposition of all or substantially all of the assets of the Company, in each case unless, (i) the beneficial owners of the Company before such event hold less than 50% of the voting stock after such event; (ii) no person beneficially owns, directly or indirectly, 20% or more of the total voting stock of the successor entity, except to the extent that such ownership existed prior to the business combination; and (iii) at least a majority of the members of the board of directors of the successor entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such business combination; or
     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

STOCK OPTIONS PLANS

         We granted stock options to our Named Executive Officers under our 1994 Omnibus Stock Option Plan and 2004 Omnibus Stock Plan. Under the 1994 Plan, any unvested stock options shall immediately vest upon the death, disability or any of the following events:

     (1)  the dissolution or liquidation of the Company;
     (2) the reorganization, merger or consolidation of the Company in which the Company will become a wholly-owned subsidiary of another corporation or the Company is not the surviving corporation;
     (3)  the sale of all or substantially all of the assets of the Company;
     (4) a tender offer for the Common Stock commences or an unaffiliated third party becomes a 25% or more holder of the Company's voting stock; or
     (5) a majority of the members of the Board of Directors are replaced with newly elected individuals (other than as management nominees), or such existing directors cease to constitute a majority of the Board of Directors.

         Under the 2004 Plan, a "change in control" occurs principally (i) when a person (or group of persons acting in concert) acquires 25% or more of the Company's Common Stock (other than those presently holding such amount), (ii) when there is a change in the composition of a majority of the Board of Directors when compared with those who are currently serving or (iii) when the stockholders of the Company approve a reorganization, merger, consolidation or other transaction as a result of which the Company or its subsidiary is not the surviving entity.

         Based upon a hypothetical termination date of December 31, 2006, the severance, termination, retirement or change of control benefits for our Named Executive Officers would have been as follows:

                         ESTIMATED BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL


                          SEVERANCE                                                  EARLY        EARLY
                         COMPENSATION    RETENTION                 SUPPLEMENTAL   VESTING OF   VESTING OF
                          AGREEMENT      AGREEMENT      SERP           SERP          STOCK     RESTRICTED
NAME                      AMOUNT (1)    AMOUNT (2)   AMOUNT (3)     AMOUNT (4)    OPTIONS (5)   STOCK (6)   OTHER (7)     TOTAL
----                      ----------    ----------   ----------     ----------    -----------   ---------   ---------     -----
Lawrence I. Sills....             -         -        $ 2,784,831              -      $ 21,063    $ 29,960          -   $ 2,835,854
John P. Gethin.......   $ 2,259,000       $ 0           680,200     $ 4,268,940        18,956      28,088   $ 91,632     7,346,816
James J. Burke.......     1,809,000         0           205,328       1,367,620        12,638      28,088     45,075     3,467,749
Carmine J. Broccole..             -         -             1,267               -         5,055      18,725          -        25,067
Dale Burks...........             -         -            37,207               -        12,638      18,725          -        68,570

-----------------
     (1) This amount represents three times the sum of the executive officer's 2006 base salary and standard bonus.

     (2) Assuming a termination date of December 31, 2006, neither Messrs Gethin nor Burke would be entitled to any payments under this agreement at such time.

     (3)  This amount represents the payouts under the SERP.

     (4)  This amount represents the payouts under the Supplemental SERP.

     (5) The intrinsic value of the unexercisable options (that is, the value based upon the Company's stock price of $14.98 minus the exercise price of $11.61) as of December 31, 2006 was $3.37.

     (6) The value of the restricted stock on December 31, 2006 is shown at $14.98 per share.

     (7) This amount represents Company payments for group medical, dental and/or life insurance plans for a 36 month period and use of a company automobile for the duration of the lease then in effect, pursuant to the terms of the Severance Compensation Agreements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our Board has adopted a written policy relating to the review, approval or ratification of "related-person transactions" between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. The Company's policies and procedures apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

         Our policy requires that all related party transactions be disclosed to the Nominating and Corporate Governance Committee (with respect to Directors) or the Audit Committee (with respect to officers). The applicable Committee then reviews the material facts of such related party transactions and either approves or disapproves of the entry into or ratifies the related party transaction. In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, our policy provides that any related party transaction may be consummated or continue if (1) the transaction is approved by the disinterested members of the Board of Directors or (2) the transaction involves compensation approved by the Company's Compensation and Management Development Committee. No Director shall participate in any discussion or approval of a transaction for which he or she is the related party.

         In 2006, there was one related-person transaction under the relevant standards. Eric Sills, our Vice President Engine Management Division, is the son of our Chairman and CEO, Lawrence I. Sills, and is the nephew of our Directors, Arthur S. Sills and Peter J. Sills. Eric Sills received total compensation of $292,096 for 2006, calculated in the same manner as in the Summary Compensation Table. The Compensation and Management Development Committee reviewed and approved of this compensation arrangement.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is comprised of five directors who are "independent" as defined under the listing standards of the New York Stock Exchange. The Committee met five times in 2006 and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

         The Committee also reviewed with Grant Thornton LLP, the Company's independent registered public accounting firm, that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Committee discussed with Grant Thornton the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

         The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

                                                     AUDIT COMMITTEE

                                                     William H. Turner, Chairman
                                                     Robert M. Gerrity
                                                     Frederick D. Sturdivant
                                                     Richard S. Ward
                                                     Roger M. Widmann

                STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

         To be considered for inclusion in next year's Proxy Statement pursuant to the provisions of Rule 14a-8 of the Exchange Act, stockholder proposals must be received at the Company's offices no later than the close of business on December 19, 2007. Proposals should be addressed to Carmine J. Broccole, Secretary, Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York 11101.

         For any stockholder proposal that is not submitted for inclusion in the next year's Proxy Statement, but is instead sought to be presented directly at the 2008 Annual Meeting, rules of the Securities and Exchange Commission permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before close of business on March 2, 2008, and advises stockholders in the 2008 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 2, 2008. Notice of intention to present proposals at the 2008 Annual Meeting should be addressed to Carmine J. Broccole, Secretary, Standard Motor Products, Inc., 37-18 Northern Blvd., Long Island City, New York 11101.

                                    FORM 10-K

         THE COMPANY'S 2006 ANNUAL REPORT HAS BEEN MAILED TO STOCKHOLDERS. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 IS INCLUDED IN THE 2006 ANNUAL REPORT AND WILL ALSO BE FURNISHED TO ANY STOCKHOLDER WHO REQUESTS THE SAME FREE OF CHARGE (EXCEPT FOR EXHIBITS THERETO FOR WHICH A NOMINAL FEE COVERING REPRODUCTION AND MAILING EXPENSES WILL BE CHARGED).

                                  OTHER MATTERS

         On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should come before the Annual Meeting, it is the intention of the proxy holders named in the proxy card to take such action as shall be in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             /S/ CARMINE J. BROCCOLE
                                             -----------------------
                                             Carmine J. Broccole
                                             VICE PRESIDENT GENERAL COUNSEL
                                             AND SECRETARY

Dated: April 17, 2007

 [X]     PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                          STANDARD MOTOR PRODUCTS, INC.

                                 REVOCABLE PROXY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2007

The undersigned stockholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints LAWRENCE I. SILLS, JOHN P. GETHIN and JAMES J. BURKE, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 6, 2007 at the Annual Meeting of Stockholders of the Company to be held on May 17, 2007, or at any adjournment thereof.

                                     COMMON
1.       Election of Directors

         FOR ELECTION OF ALL       WITHHOLD VOTE FOR ALL         FOR ALL EXCEPT
              NOMINEES                   NOMINEES
                [--]                       [--]                       [--]

ROBERT M. GERRITY, ARTHUR S. SILLS, LAWRENCE I. SILLS, PETER J. SILLS,
FREDERICK D. STURDIVANT, WILLIAM H. TURNER, RICHARD S. WARD AND ROGER M. WIDMANN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

DIRECTORS
RECOMMEND:



FOR 2. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

          FOR                      AGAINST                   ABSTAIN
          [--]                       [--]                       [--]

          Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES NAMED ABOVE AND "FOR" PROPOSAL 2. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.

                 Date


                 Stockholder sign above        Co-Owner (if any) sign above



    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                          STANDARD MOTOR PRODUCTS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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